Exhibit 3(i)

NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
WHICH CHANGED ITS NAME TO
WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 10th day of July, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 10th day of July, 2009

Elaine F. Marshall
Secretary of State

Document Id: C200918900359

C200918900359

SOSID: 0233377
Date Filed: 7/10/2009 8:30:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C200918900359

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: Wachovia Commercial Mortgage Securities, Inc.

2. The text of each amendment adopted is as follows (*State below or attach*):

   "BE IT RESOLVED, that Article 1 of the Charter of the Corporation be amended to read as follows:

   Article 1. The name of the Corporation is Wells Fargo Commercial Mortgage Securities, Inc."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
   n/a

4. The date of adoption of each amendment was as follows: 6/30/2009

5. (Check either a, b, c, or d, whichever is applicable)

   a._____The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
   b._____The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
   c._____The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*)

   d. ✓ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622
(Revised January 2002) (Form B-02)

C200918900359

ARTICLES OF AMENDMENT
Page 2

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 7 day of July, 2009

Wachovia Commercial Mortgage Securities, Inc.
Name of Corporation

Signature

Jeff D. Blake, Secretary & Vice President
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION
(Revised January 2002)
P. O. BOX 29622
RALEIGH, NC 27626-0622
(Form B-02)

NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

**FIRST UNION COMMERCIAL MORTGAGE SECURITES, INC.
WHICH CHANGED ITS NAME TO
WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.**

the original of which was filed in this office on the 28th day of February, 2002.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 28th day of February, 2002

Elaine F. Marshall

Secretary of State

Document Id: 220599090

SOSID: 0233377
Date Filed: 2/28/2002 2:21 PM
Effective: 3/1/2002
Elaine F. Marshall
North Carolina Secretary of State

22 059 9090

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

2. The text of each amendment adopted is as follows (*State below or attach*):

"BE IT RESOLVED, that ARTICLE 1 of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE 1

The name of the Corporation is Wachovia Commercial Mortgage Securities, Inc."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

N/A

4. The date of adoption of each amendment was as follows:
January 2, 2002

5. (Check either a, b, c, or d, whichever is applicable)

a._____The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b._____The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c._____The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*) ____

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622
(Revised January 2000) *(Form B-02)*

ARTICLES OF AMENDMENT
Page 2

d. X The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:

March 1, 2002, at 12:00:01 AM

This the 2nd day of January, 2002.

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

Name of Corporation

[signature]

Signature

Name: Timothy F. Danello
Title: Senior Vice President

NOTES:
1. Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622
(Revised January 2000) *(Form B-02)*

STATE OF NORTH CAROLINA

Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, *Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of*

ARTICLES OF RESTATEMENT

OF

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 24th day of June, 1997.

IN WITNESS WHEREOF, *I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 24th day of June, 1997.*

Elaine F. Marshall

Secretary of State

C-0233377
FILED
846am

JUN 2 4 1997

EFFECTIVE
ELAINE F MARSHALL
SECRETARY OF STATE
NORTH CAROLINA

971749027

ARTICLES OF RESTATEMENT

OF THE

ARTICLES OF INCORPORATION

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

SECOND: The articles of incorporation are amended and restated to read as set forth in Exhibit A attached hereto.

THIRD: The amended and restated articles of incorporation contain amendments to the articles of incorporation requiring shareholder approval.

FOURTH: The amended and restated articles of incorporation were adopted effective June 15, 1997, by the unanimous consent of the holder of the one (1) issued and outstanding share of capital stock of the corporation.

Dated: June 15, 1997

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

By: ______________________
Brian E. Simpson
President

FULNC: 26667-1

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

1.  The name of the corporation is First Union Commercial Mortgage Securities, Inc.

2.  The limited purposes of the corporation are as follows:

A.  To acquire, own, hold, service, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with and in (i) loans, installment sale agreements, credit agreements or similar instruments or agreements secured by mortgages, deeds of trust or similar instruments creating first or junior priority liens on, or security interests in, fee leasehold or other interests in multi-family residential real property or commercial real property (which may include or be comprised solely of land) of any type or use (including without limitation residential, commercial, health care, hospitality, industrial and storage), whether or not completed or performing or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of any such real property, together with all related personal property (collectively, “Mortgage Loans”); (ii) certificates, participation interests or other instruments (including Notes and Certificates, as defined below) that evidence interests in, or that are secured by, Mortgage Loans, Notes or Certificates (collectively, “CMBS”); and (iii) any property or rights in property, or agreements or rights in agreements, pertaining to or securing Mortgage Loans or CMBS (collectively, together with the Mortgage Loans and CMBS, “Mortgage Assets”);

B.  To authorize, offer, issue, sell, transfer or deliver, or participate in the authorization, offering, issuance, sale, transfer or delivery of, participation certificates or other evidence of interests in, among other assets, Mortgage Assets (“Certificates”);

C.  To authorize, offer, issue, sell, transfer or deliver, bonds, notes or other evidence of indebtedness secured by Mortgage Assets (“Notes”), provided, however, that the corporation shall have no liability on any Notes except to the extent of the Mortgage Assets securing such Notes and any customary indemnification and repurchase obligations;

D.  To hold, and enjoy all of the rights and privileges as a holder of, any of the Notes or Certificates;

E.  To negotiate, authorize, execute, deliver, assume the obligation under, and perform, any agreement or instrument or document relating to the activities set forth in paragraphs A through D above, including, but not limited to, any trust agreement, sales and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, mortgage loan purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

F.  To engage in any activity and to exercise any powers permitted to corporations under the laws of the State of North Carolina that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.

3.  The corporation shall have the authority to issue 100 shares of common stock with a par value of $1.00 per share.  No holder of shares of any class of stock of the corporation shall have any pre-emptive or preferential right to purchase or to subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any shares or into warrants, rights or options to purchase any such shares.

4.  The corporation shall at all times have at least one (1) director (the “Independent Director”) who has not been, in the previous two years, and will not be, for so long as such person serves as a director of the corporation, (i) a director, officer or employee of the corporation or any affiliate of the corporation other than a special purpose affiliate; (ii) a person related to any director, officer or employee of the corporation or any affiliate of the corporation other than a special purpose affiliate; (iii) a holder (directly or indirectly) of more than 5% of any voting securities of the corporation or any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of the corporation or any affiliate of the corporation.

For the purposes of these articles of incorporation, including particularly this Article 4, the following terms shall have the meanings given below.

(i)  An “affiliate” of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

(ii)  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

(iii)  The term “person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(iv)  The term “special purpose affiliate” shall mean an affiliate of the corporation (a) that does not control the corporation, (b) that is organized pursuant to a certificate of incorporation or comparable instrument (the “charter”) that requires there to be at least one director or comparable member of the governing body of such affiliate who meets a test for independence set forth in the charter and without whose affirmative vote certain specified actions may not be undertaken by such affiliate and (c) that is authorized to engage in only a limited range of activities.

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5.  Without the unanimous vote of the members of the board of directors of the corporation, the corporation shall not (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consenting to reorganization relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the corporation or a substantial part of its property; (v) admit in writing its inability to pay its debts generally as they become due; or (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) of this Article 5.

6.  These articles of incorporation or any provisions hereof shall not be amended, altered or repealed in any part unless such amendment is pursuant to a unanimous vote of the full board of directors and the Independent Director specifically approves and authorizes such amendment, alteration or repeal and, in the case of any amendment with respect to Articles 2, 4, 5, 6, 7 or 9 of these articles of incorporation, upon receiving the prior written confirmation from each rating agency rating any of the then outstanding Notes or Certificates, that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to such Notes or Certificates.

7.  The corporation shall be operated observing the following principles:

A.  The corporation’s assets will not be commingled with those of any affiliate of the corporation;

B.  The corporation will maintain separate corporate records and books of account from those of any affiliate of the corporation;

C.  The corporation has provided and will provide for its operating expenses and liabilities from its own funds;

D.  The corporation will engage in transactions with affiliates only on terms and conditions comparable to transactions as they would be undertaken on an arm’s-length basis with unaffiliated persons;

E.  The corporation shall conduct its own business in its own name;

F.  The corporation shall maintain separate financial statements;

G.  The corporation shall allocate fairly and reasonably any overhead for shared office space;

H.  The corporation shall hold itself out as a separate entity; and

I.  The corporation shall correct any known misunderstanding regarding its separate identity.

8.  The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North

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Carolina, as presently in effect or as the same may hereafter from time to time be in effect.  No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

9.  The corporation shall not issue, assume, pledge or guarantee any liability, other than administrative expenses of the corporation, unless such liability is approved in writing by each nationally recognized statistical rating agency that has rated any outstanding Notes or Certificates.

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